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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 10, 1998
                                                         --------------

                                  PDK LABS INC.
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             (Exact name of registrant as specified in its charter)


New York                       0-19121                      11-2590436
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(State or other                (Commission                 (IRS Employer
jurisdiction of                File Number)              Identification No.)
Formation)


145 Ricefield Lane, Hauppauge, New York                               11788
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(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code (516) 273-2630


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          (Former name or former address, if changes since last report)

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Item 5. Other Events. Refusal of Letter of Non-Objection.
        ------------  ----------------------------------

        On March 10, 1998, the Drug Enforcement Administration ("DEA") advised counsel to the Registrant that the DEA will not sign at this time a letter of non-objection requested by the Registrant relating to the intended importation by the Registrant of a List 1 Chemical. The Registrant and counsel to the Registrant is requesting that the DEA consider signing letters of non-objection in the future. Without a non-objection letter, the Registrant would be unable to import the List 1 Chemical. The Registrant maintains adequate supply of raw materials to ensure product shipment over the next several months. Sales of products containing this List 1 Chemical were approximately $24,000,000 (representing 46% of the Registrant's net sales) for the year ended November 30, 1997.


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                                   SIGNATURES
                                   ----------

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                          PDK LABS INC.



                                    By:   /s/ Michael B. Krasnoff
                                          ------------------------------
                                          Michael B. Krasnoff
                                          Chief Executive Officer


Dated:   March 23, 1998


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